Exhibit 23.1

                        Consent of Deloitte & Touche LLP


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INDEPENDENT AUDITOR'S CONSENT
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We consent  to the use in  Amendment  No. 2 to this  Registration  Statement  of
Mutual Bancshares on Form S-1 of our report dated May 14, 1999, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated May 14, 1999, relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Seattle, Washington

August 11, 1999